Exhibit 99.1

BM Technologies, Inc.

BM Technologies Reports Third Quarter & Year-to-Date 2023 Results

Year-to-Date 2023 Revenue $41.2 Million

Transfer of Higher Education Deposits to First Carolina Bank (“FCB”) in December Expected to Result in Increased Revenue

Radnor, PA, November 20, 2023 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies”, “BMTX”, “we”, or the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, today reported results for the three and nine months ended September 30, 2023.

Luvleen Sidhu, BMTX’s Chair, CEO, and Founder, stated, “We have begun the process of transferring customer deposits in our Higher Education vertical to our new partner bank, FCB, which is a Durbin-exempt bank. Deposit holder notifications have been sent and we expect the transfer will be completed on or around December 1st. Once complete, we will begin earning Durbin-exempt interchange rates on the majority of our deposit holder’s debit card spend. This is a critical milestone in significantly improving the Company’s operating revenues and profitability.”

Ms. Sidhu continued, “We have spent much of 2023 strengthening our foundation and positioning the Company for growth and profitability in 2024 and beyond. In addition to the transfer of our Higher Education customer deposits to a Durbin-exempt bank, the Profit Enhancement Plan (“PEP”) that we began implementing in early 2023 has been providing benefits throughout the year with a currently 15% lower Core Operating Expense base as compared to the prior year. This reduction has been achieved despite the cost of ongoing investments in technology, operational processes, and data initiatives that are generating both short and long term value for the Company. In addition, we see untapped growth potential in our Higher Education vertical and are doubling down on our efforts to realize this growth in future periods. We remain excited about the Company’s future and believe the foundation setting initiatives we have begun to execute will yield meaningful and long-term benefits to the Company and its stakeholders.”

Financial Highlights

●	Operating revenues for the three and nine months ended September 30, 2023 totaled $14.7 million and $41.2 million, respectively.
●	Q3 2023 net loss totaled $(4.0) million, or $(0.34) per diluted share, which includes a $0.4 million non-cash gain on the revaluation of the private warrant liability. Net loss for the nine months ended September 30, 2023 totaled $(13.4) million, or $(1.16) per diluted share, which includes a $2.4 million non-cash gain on the revaluation of the private warrant liability.
●	Q3 2023 Core EBITDA (Loss)[1] totaled $(0.8) million. Core EBITDA (Loss)[1] for the nine months ended September 30, 2023 totaled $(3.6) million. Q3 represents the third sequential quarter of improvement in the Company’s Core EBITDA (Loss)[1].
●	Liquidity remained strong at September 30, 2023 with $8.8 million of cash, $7.4 million of working capital, and no debt. In addition, the Company anticipates monetizing approximately $2.0 million of additional tax receivables by the end of 2023.

[1]	Metrics such as Core EBITDA (Loss) and Core earnings (loss) are Non-GAAP measures which exclude certain items from or add certain items to the comparable GAAP measure; a reconciliation appears on pages 8 and 9 of this release.

Operating Highlights

●	Average serviced deposits totaled $853 million and ending serviced deposits totaled $994 million at September 30, 2023.
●	Debit card spend totaled $737 million in Q3 2023 and $2.2 billion in the nine months ended September 30, 2023.
●	There were approximately 200 thousand new account sign-ups in the third quarter 2023 and over 400 thousand new account sign-ups in the first nine months of 2023. In our Higher Education vertical, new checking account sign-ups in the third quarter improved 85% over the second quarter.
●	Higher education Organic Deposits (deposits that are not part of a school disbursement and are indicative of primary banking behavior) for the three and nine months ended September 30, 2023 totaled $411 million and $1.3 billion, respectively.

Financial Summary Table

	Q3	Q2	Q1	Q4	Q3	Current Quarter Over Prior Quarter Change
(dollars in thousands)	2023	2023	2023	2022	2022	$	%
Interchange and card revenue	$2,652	$1,804	$3,079	$5,035	$5,325	$848	47%
Servicing fees	8,658	7,700	6,632	6,931	10,163	958	12%
Account fees	1,931	1,910	2,140	2,120	2,110	21	1%
University fees	1,412	1,373	1,506	1,328	1,357	39	3%
Other revenue	88	200	127	270	903	(112)	(56)%
Total GAAP Operating Revenue	$14,741	$12,987	$13,484	$15,684	$19,858	$1,754	14%

GAAP Operating Expense	$19,126	$18,028	$19,859	$23,254	$24,138	$1,098	6%
Less: restructuring, merger and acquisition related expenses	—	(274)	(719)	—	—	274	(100)%
Less: share-based compensation expense	(176)	(723)	(635)	(2,641)	(2,743)	547	(76)%
Less: depreciation and amortization	(3,420)	(3,138)	(3,130)	(3,004)	(2,995)	(282)	9%
Total Core Operating Expense	$15,530	$13,893	$15,375	$17,609	$18,400	$1,637	12%

Core EBITDA (Loss)	$(789)	$(906)	$(1,891)	$(1,925)	$1,458	$117	(13)%
Core EBITDA (Loss) Margin	(5)%	(7)%	(14)%	(12)%	7%

Business Update

Partner Bank Transition

On August 20, 2023, the Company and FCB entered into an amendment to the FCB Deposit Servicing Agreement (the “FCB DPSA First Amendment”). The FCB DPSA First Amendment, among other things, and subject to certain closing conditions, enables the Company to accelerate the process of transferring our Higher Education deposits from Customers Bank to FCB which is a Durbin-exempt bank. Deposit holder notifications have been sent and we expect the transfer to FCB will be completed on or around December 1, 2023.

The transfer of our Higher Education customer deposits to FCB is expected to result in an approximately 20 basis point increase in the interchange fees earned by the Company on Higher Education vertical spend. For the trailing twelve months ending September 30, 2023, Higher Education vertical spend totaled approximately $2.2 billion. Had a Durbin-exempt bank partnership been in place during the second and third quarters of 2023, the interchange revenue for our Higher Education vertical would have been approximately 50% higher on a gross basis for these periods.

Higher Education Vertical

During the third quarter of 2023, the Company retained 99% of its Higher Education institutional clients and disbursed over $3.6 billion in refunds to students. Of the $3.6 billion disbursed, approximately 13% or $465 million, was disbursed into BankMobile Vibe checking accounts (as powered by Customers Bank).

New Higher Education checking account sign-ups during the third quarter increased 85% over the second quarter. In addition, we continue to see higher education student enrollment numbers rebound in the community college segment post pandemic, which is increasing our student application flow and customer acquisition opportunities.

Higher Education average serviced deposits and ending serviced deposits totaled $466 million and $636 million, respectively, at September 30, 2023. Deposits and spend per 90-day active account at September 30, 2023 were $1,864 and $2,267, representing increases of 15% and 22%, respectively, as compared to the second quarter.

BaaS Vertical

In the Company’s BaaS vertical, our API platform design allows clients to consult and collaborate with the Company as they create, implement, and execute their embedded finance vision. Our proprietary and flexible platform enables the Company to go to market quickly, integrate with partners easily, and add features well ahead of our competition.

Annualized debit card spend for highly active BaaS users (those with both direct deposit and a minimum of five customer driven transactions per month) was $18,500, and the average deposit balance per account was $1,904 at September 30, 2023. This very attractive cohort makes up approximately 21% of active accounts at September 30, 2023, as compared to 20% in the year-ago period.

BaaS average serviced deposits totaled $387 million at September 30, 2023 and spend per 90-day active account at September 30, 2023 increased 8% year over year.

Profit Enhancement Plan (PEP)

The Company continues to actively execute upon its PEP, with initiatives completed during the first nine months of 2023 that are expected to lead to the realization of over 60% of the targeted $15 million of Core Operating Expense savings for the full year. The Company expects to achieve its full PEP target with continuation into the first half of 2024 as certain of its cost reduction efforts have been partially offset by investments in its technology, operational processes, and data initiatives. The full costs believed necessary to achieve the projected annual PEP savings are expected to range from $1 million to $2 million with approximately $1.1 million incurred through September 30, 2023.

Strategic Growth Initiatives

The Company is investing in enhancing and unifying its technology platforms, strengthening its systems and processes, and preparing for new product and feature rollouts as it focuses on positioning the Company to grow in a dynamic market environment.

Within its Higher Education vertical, the Company is uniquely positioned to provide financial services to over fifteen million students annually. Through its existing university relationships, the Company is a market leader serving approximately one third of this market. Despite its market leadership, there remains significant untapped growth potential for the Company. As an example, less than 15% of the $11-12 billion in refund disbursements processed annually by the Company are converted to active BankMobile Vibe checking accounts. The Company is highly focused on the rollout of additional product and service enhancements to seize this growth opportunity with resulting increased customer adoption and lifetime value.

Highlights of select strategic growth initiatives in our Higher Education vertical include:

●	Enhanced product features from our partnership with Kard, including cash-back reward programs to customers with expected rollout in Q1 2024.
●	A new student identity verification service, BMTX Identity Verification (IDV), where universities can control fraud vulnerabilities during student enrollment processes and choose risk level preferences with expected rollout in Q1 2024.
●	Robust AI tools to improve employee productivity, fraud detection, and customer service.

The Company is confident that continued investment in these initiatives will lead to incremental revenue opportunities, enhanced customer experiences, and continued value creation for our stakeholders.

Earnings Webcast

The Company will host a conference call and webcast on Monday, November 20, 2023, at 5:00 pm ET to discuss its third quarter 2023 results. The webcast can be accessed via the Company’s investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events;” or directly at 3Q23 Webcast Link. A replay will be available following the call.

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information

Investors:

Jim Dullinger, Chief Financial Officer

BM Technologies, Inc.

jdullinger@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc.

bhennaman@rubensteinpr.com

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, providing access to checking and savings accounts and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner banks. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected completion date of the deposit transfer to FCB and the expected margin improvement on Durbin-exempt interchange fees from that transfer, achievement of our PEP target as a result of the expected cost savings from the PEP, and the timing of the expected rollouts of our cash-back rewards program and BMTX IDV. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on Management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BasS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME - UNAUDITED
(amounts in thousands, except per share data)

	Q3	Q2	Q1	Q4	Q3
	2023	2023	2023	2022	2022
Operating revenues:
Interchange and card revenue	$2,652	$1,804	$3,079	$5,035	$5,325
Servicing fees	8,658	7,700	6,632	6,931	10,163
Account fees	1,931	1,910	2,140	2,120	2,110
University fees	1,412	1,373	1,506	1,328	1,357
Other revenue	88	200	127	270	903
Total operating revenues	14,741	12,987	13,484	15,684	19,858
Operating expenses:
Technology, communication, and processing	8,186	6,364	7,218	7,230	7,731
Salaries and employee benefits	4,773	6,139	6,425	9,231	10,773
Professional services	2,948	2,338	2,640	3,501	2,454
Provision for operating losses	2,138	1,813	1,677	1,793	1,564
Occupancy	9	10	14	187	160
Customer related supplies	227	222	228	218	225
Advertising and promotion	128	125	118	302	242
Restructuring, merger and acquisition related expenses	—	274	719	—	—
Other expense	717	743	820	792	989
Total operating expenses	19,126	18,028	19,859	23,254	24,138
Loss from operations	(4,385)	(5,041)	(6,375)	(7,570)	(4,280)
Non-operating income and expense:
Gain (loss) on fair value of private warrant liability	433	595	1,421	1,151	(1,369)
Loss before income tax	(3,952)	(4,446)	(4,954)	(6,419)	(5,649)
Income tax expense (benefit)	—	10	6	(2,234)	(729)
Net loss	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(4,920)

Weighted average number of shares outstanding - basic	11,570	11,563	11,602	11,942	11,940
Weighted average number of shares outstanding - diluted	11,570	11,563	11,602	11,942	11,940

Basic loss per common share	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(0.41)
Diluted loss per common share	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(0.41)

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
ASSETS
Cash and cash equivalents	$8,802	$11,524	$10,931	$21,108	$26,433
Accounts receivable, net allowance for doubtful accounts	8,511	7,083	7,144	8,260	8,614
Prepaid expenses and other assets	6,088	10,742	10,465	9,076	6,951
Total current assets	23,401	29,349	28,540	38,444	41,998
Premises and equipment, net	534	531	530	508	575
Developed software, net	17,668	19,759	20,631	22,324	24,025
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,189	4,269	4,349	4,429	4,509
Other assets	—	—	—	72	—
Total assets	$51,051	$59,167	$59,309	$71,036	$76,366
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$12,513	$11,624	$13,314	$12,684	$10,503
Deferred revenue, current	3,440	8,209	2,653	6,647	11,264
Total current liabilities	15,953	19,833	15,967	19,331	21,767
Non-current liabilities:
Liability for private warrants	378	811	1,406	2,847	3,997
Other non-current liabilities	480	480	—	—	—
Total liabilities	$16,811	$21,124	$17,373	$22,178	$25,764
Commitments and contingencies
Shareholders’ equity:
Preferred stock	$—	$—	$—	$—	$—
Common stock	1	1	1	1	1
Additional paid-in capital	71,092	70,943	70,380	72,342	69,901
Accumulated deficit	(36,853)	(32,901)	(28,445)	(23,485)	(19,300)
Total shareholders’ equity	$34,240	$38,043	$41,936	$48,858	$50,602
Total liabilities and shareholders’ equity	$51,051	$59,167	$59,309	$71,036	$76,366

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”), and as such, are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including restructuring, merger and acquisition related expenses, fair value mark to market income or expense associated with certain warrants, and non-cash share-based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2023	2023	2023	2022	2022	2023	2022
GAAP total expenses	$19,126	$18,028	$19,859	$23,254	$24,138	$57,013	$69,600
Less: restructuring, merger and acquisition related expenses	—	(274)	(719)	—	—	(993)	(290)
Less: share-based compensation expense	(176)	(723)	(635)	(2,641)	(2,743)	(1,534)	(8,715)
Core Operating Expenses inc Dep and Amort	$18,950	$17,031	$18,505	$20,613	$21,395	$54,486	$60,595
Less: depreciation and amortization	3,420	3,138	3,130	3,004	2,995	9,688	9,060
Core Operating Expenses ex. Dep and Amort	$15,530	$13,893	$15,375	$17,609	$18,400	$44,798	$51,535

Reconciliation - GAAP Net Loss to Core Net Loss (in thousands, except per share data)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2023	2023	2023	2022	2022	2023	2022
GAAP net loss	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(4,920)	$(13,368)	$3,406
Add: (gain) loss on fair value of private warrant	(433)	(595)	(1,421)	(1,151)	1,369	(2,449)	(6,916)
Add: restructuring, merger and acquisition related expenses	—	274	719	—	—	993	290
Add: share-based compensation expense	176	723	635	2,641	2,743	1,534	8,715
Less: tax (@ actual ETR) on taxable non-core	—	—	1	—	—	1	(85)
Core net loss	$(4,209)	$(4,054)	$(5,025)	$(2,695)	$(808)	$(13,289)	$5,410
Core diluted shares	11,570	11,563	11,602	11,942	11,940	11,567	12,215
Core diluted (loss) earnings per common share	$(0.36)	$(0.35)	$(0.43)	$(0.23)	$(0.07)	$(1.15)	$0.44
GAAP diluted (loss) earnings per common share	$(0.34)	$(0.39)	$(0.43)	$(0.35)	$(0.41)	$(1.16)	$0.28

Reconciliation - GAAP Net Loss to Core EBITDA (Loss) (in thousands)

	Q3	Q2	Q1	Q4	Q3	Nine Months Ended September 30,
	2023	2023	2023	2022	2022	2023	2022
GAAP net loss	$(3,952)	$(4,456)	$(4,960)	$(4,185)	$(4,920)	$(13,368)	$3,406
Add: (gain) loss on fair value of private warrant liability	(433)	(595)	(1,421)	(1,151)	1,369	(2,449)	(6,916)
Add: depreciation and amortization	3,420	3,138	3,130	3,004	2,995	9,688	9,060
Add: income tax expense (benefit)	—	10	6	(2,234)	(729)	16	1,823
Add: restructuring, merger and acquisition related expenses	—	274	719	—	—	993	290
Add: share-based compensation expense	176	723	635	2,641	2,743	1,534	8,715
Core EBITDA (Loss)	$(789)	$(906)	$(1,891)	$(1,925)	$1,458	$(3,586)	$16,378

Key Performance Metrics

	Q3	Q2	Q1	Q4	Q3	YoY Change
	2023	2023	2023	2022	2022	$	%
Debit card POS spend ($ millions)
Higher education	$567	$490	$616	$517	$524	$43	8%
BaaS	171	168	171	162	158	13	8%
Total POS spend	$737	$658	$787	$679	$683	$54	8%

Serviced deposits ($ millions)
Higher education	$636	$408	$507	$369	$603	$33	5%
BaaS	357	439	575	765	967	(610)	(63)%
Total Ending Deposits	$994	$848	$1,082	$1,134	$1,570	$(576)	(37)%

Higher education	$466	$429	$524	$483	$482	$(16)	(3)%
BaaS	387	494	655	874	1,133	(746)	(66)%
Total Average Deposits	$853	$922	$1,179	$1,357	$1,615	$(762)	(47)%

Higher Education Metrics
Higher education retention	99%	98%	98%	98%	99%
FAR(1) disbursement amount ($B)	$3.6	$1.8	$4.0	$1.9	$3.4	$0.2	6%
Organic deposits(2) ($M)	$411	$400	$485	$398	$410	$1	—%

(1)	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2)	Organic Deposits are all deposits excluding any funds disbursed directly from the school.